Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

MCBC Holdings, Inc. and subsidiaries
Vonore, Tennessee

We hereby consent to the use in the Prospectus constituting a part of this Registration Statement of our report dated May 1, 2015, relating to the consolidated financial statements of MCBC Holdings, Inc. and subsidiaries, which is contained in that Prospectus.

We also consent to the reference to us under the caption "Experts" in the Prospectus.

/s/ BDO USA, LLP
Memphis, Tennessee

May 1, 2015